SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2003

SCB Computer Technology, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-27694	62-1201561
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3800 Forest Hill-Irene Road, Suite 100, Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 754-6577

N/A
(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURE
Ex-23.1 Consent of Stockman, Kast, Ryan & Co.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K/A (Amendment No. 1) filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2003 by SCB Computer Technology, Inc. (the “Company”) relating to the acquisition of National Systems & Research Co. (“NSR”). This amendment is being filed to amend Item 7 of the Form 8-K/A (Amendment No. 1) in its entirety.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Business Acquired
	Report of Independent Auditor	F-1
	Balance Sheets as of September 30, 2002 and 2001	F-2
	Statements of Operations for the years ended September 30, 2002 and 2001	F-4
	Statements of Stockholders’ Equity for the years ended September 30, 2002 and 2001	F-5
	Statements of Cash Flows for the years ended September 30, 2002 and 2001	F-6
	Notes to Financial Statements	F-7
	Interim Unaudited Balance Sheet as of July 31, 2003	F-12
	Interim Unaudited Statements of Operations for the ten months ended July 31, 2003 and 2002	F-14
	Interim Unaudited Statements of Cash Flows for the ten months ended July 31, 2003 and 2002	F-15
(b)	Pro Forma Financial Information
	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 31, 2003	F-17
	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended July 31, 2003	F-18
	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended April 30, 2003	F-19
	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-20

(c)	Exhibits

The Exhibits to this Report are listed in the Exhibit Index as set forth elsewhere herein.

2

INDEPENDENT AUDITORS’ REPORT

Board of Directors
National Systems & Research Co. & Subsidiaries

We have audited the accompanying consolidated balance sheets of National Systems & Research Co. & Subsidiaries (the Company) as of September 30, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of National Systems & Research Co. and Subsidiaries as of September 30, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Stockman Kast Ryan & Co., L.L.P.

Colorado Springs, Colorado
November 10, 2003

NATIONAL SYSTEMS & RESEARCH CO. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2002 AND 2001

	2002	2001
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$1,286,511
Accounts receivable
Billed	$6,613,171	4,392,856
Unbilled	1,131,992	268,681
Inventories	138,649	242,714
Prepaid expenses and other assets	166,355	111,655
Current portion of related party note receivable	85,813	81,946
Deferred income taxes	248,823	177,000

Total current assets	8,384,803	6,561,363

PROPERTY AND EQUIPMENT	117,477	162,137

OTHER ASSETS
Cash surrender value of life insurance policies	1,465,275	1,303,241
Retainages receivable	950,055	843,898
Related party note receivable	494,305	580,091
Deferred income taxes	96,691	185,045
Other	20,643	37,080

Total other assets	3,026,969	2,949,355

TOTAL	$11,529,249	$9,672,855

- Continued -

See notes to consolidated financial statements.

NATIONAL SYSTEMS & RESEARCH CO. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2002 AND 2001

	2002	2001
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable including bank overdrafts of $106,515 in 2002	1,257,930	413,939
Accrued expenses	1,703,752	1,278,728
Deferred revenue	558,603	483,872

Total current liabilities	3,520,285	2,176,539

OTHER LIABILITIES
Deferred compensation	67,158	292,760

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, no par value — 1,000,000 shares authorized; 456,000 shares issued and outstanding	87,289	87,289
Retained earnings	7,854,517	7,116,267

Total stockholders’ equity	7,941,806	7,203,556

TOTAL	$11,529,249	$9,672,855

- Concluded -

See notes to consolidated financial statements.

NATIONAL SYSTEMS & RESEARCH CO. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 2002 AND 2001

	2002	2001
REVENUES	$28,761,473	$25,206,207
COST OF REVENUES	27,688,345	25,043,342

INCOME FROM OPERATIONS	1,073,128	162,865

OTHER INCOME (EXPENSE)
Interest income	43,670	76,936
Interest expense	(35,072)	(99,363)

Other income (expense) — net	8,598	(22,427)

INCOME BEFORE INCOME TAXES	1,081,726	140,438

PROVISION FOR INCOME TAXES
Current provision (benefit)	326,945	(7,402)
Deferred provision	16,531	28,955

Provision for income taxes	343,476	21,553

NET INCOME	$738,250	$118,885

See notes to consolidated financial statements.

NATIONAL SYSTEMS & RESEARCH CO. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 2002 and 2001

	Common Stock
			Retained
	Shares	Amount	Earnings	Total
BALANCES, October 1, 2000	456,000	$87,289	$6,997,382	$7,084,671
Net income			118,885	118,885

BALANCES, September 30, 2001	456,000	87,289	7,116,267	7,203,556
Net income			738,250	738,250

BALANCES, September 30, 2002	456,000	$87,289	$7,854,517	$7,941,806

See notes to consolidated financial statements.

NATIONAL SYSTEMS & RESEARCH CO. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2002 and 2001

	2002	2001
OPERATING ACTIVITIES
Net income	$738,250	$118,885
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	95,376	123,168
Deferred income taxes	16,531	28,955
Changes in operating assets and liabilities:
Receivables, including retainage	(3,189,783)	(1,012,168)
Inventories	104,065	161,602
Income taxes receivable		226,177
Accounts payable and accrued liabilities	1,043,413	443,804
Deferred revenue	74,731	335,601
Other operating assets and liabilities	(54,700)	18,738

Net cash provided by (used) in operating activities	(1,172,117)	444,762

INVESTING ACTIVITIES
Acquisitions of property and equipment	(34,279)	(36,257)
Payments received on related party note receivable	81,919	82,237
Increase in cash surrender value of life insurance policies	(162,034)	(170,266)

Net cash used in investing activities	(114,394)	(124,286)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,286,511)	320,476
CASH AND CASH EQUIVALENTS, Beginning of year	1,286,511	966,035

CASH AND CASH EQUIVALENTS, End of year	$—	$1,286,511

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$35,071	$99,363

See notes to consolidated financial statements.

NATIONAL SYSTEMS & RESEARCH CO. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business — National Systems & Research Co. and Subsidiaries (the Company) is an Information Technology company that provides products and services to customers across the entire information system life cycle. The Company furnishes information system development, integration and consulting services to government and commercial clients. The Company also provides outsourcing and other related professional, technical and professional on-site support services to government clients. The Company’s primary market focus is in IT Support Services, e-Business/e-Government Solutions, Global Positioning Technologies and Judicial Case Management.

Principles of Consolidation — The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries; NSR Information, Inc. and Automated Government Systems, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition — Revenue from long-term, fixed-price contracts is recognized on the percentage-oF-completion method by comparing costs of progress completed during the period to total expected costs of the contracts. Revenue on cost-plus contracts are recognized when costs are incurred. Provisions for estimated losses on uncompleted contracts are recognized in the period in which such losses are identified.

Cash and Cash Equivalents — The Company considers highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Substantially all excess cash is invested in overnight repurchase agreements. The deposits are invested in high quality commercial paper and money market instruments and are collateralized by the underlying securities of the fund.

Accounts Receivable — The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been recorded. If amounts become uncollectible, they will be charged to operations when that determination is made.

Inventories — Inventories are stated at the lower of first-in, first-out (FIFO) cost or market.

Property and Equipment — Property and equipment are stated at cost. Depreciation is computed using an accelerated method over the estimated useful lives of the assets. The lives range from three to seven years.

Retainages Receivables — Retainages receivable represent the amount earned but not yet billed under cost reimbursable type governmental contracts. The Company can bill for the retainage on these contracts after the Company’s actual indirect cost rates have been audited by the appropriate governmental agency. The Company considers retainage to be a non-current asset until after such amounts are available for invoicing.

Use of Estimates — The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation — Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” encourages, but does not require companies to record compensation cost for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant over the amount an employee must pay to acquire the stock. See Note 12.

2.	INVENTORIES

Inventories consisted of the following at September 30:

	2002	2001
Raw materials	$138,649	$113,862
Finished products		128,852

Total	$138,649	$242,714

3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at September 30:

	2002	2001
Equipment	$1,475,213	$2,217,085
Furniture and fixtures	205,546	236,148
Leasehold improvements	62,922	62,922

Total	1,743,681	2,516,155
Less accumulated depreciation	1,626,204	2,354,018

Property and equipment — net	$117,477	$162,137

4.	LINE OF CREDIT

The Company has a revolving line of credit agreement with a financial institution that expired on February 28, 2003 and was subsequently extended through August 29, 2003. Advances were limited to the lesser of $4,000,000 or the Company’s borrowing base, as defined in the agreement. The line of credit bore interest equal to the bank’s prime rate. Borrowings on the line of credit were collateralized by accounts receivable, inventory and equipment. The Company agreed to maintain certain financial ratios and may not pay dividends or enter into certain types of transactions without prior approval under the provisions of the agreement. There were no outstanding borrowings on the line as of September 30, 2002 and 2001.

5.	STOCKHOLDERS’ EQUITY

In May 2001, the Company’s Board of Directors authorized a 60-for-1 split of the Company’s common stock. All references to numbers of shares, options and per share amounts, including exercise prices, in the accompanying financial statements and related notes have been restated to reflect the stock split.

6.	EMPLOYEE BENEFIT PLAN

The Company has a defined contribution 401(k) plan for employees not subject to a collective bargaining agreement. Employees may contribute up to the maximum amount allowable under current federal tax regulations. The Company will match 50% of the employee contribution up to a maximum of 5% of the employee’s compensation. Expense for the plan for the years ended September 30, 2002 and 2001 was $133,193 and $402,184, respectively.

7.	OPERATING LEASES

The Company leases office space and equipment under noncancelable operating leases expiring at various dates through 2006. Certain agreements contain escalation clauses or options to renew. Rental expense relating to the operating leases was $719,028 and $604,699 for the years ended September 30, 2002 and 2001, respectively.

Future minimum rentals under noncancelable operating leases are as follows:

2003	$545,455
2004	552,984
2005	115,056
2006	118,512

Total	$1,332,007

Included in the future minimum rentals is $583,368 due under a lease with a related party. See Note 11.

8.     INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities using current tax rates. Changes in tax rates are recognized in the period of the enactment date. The deferred tax assets relate primarily to compensation accrued and expensed for financial statement purposes which are not deductible for tax purposes until paid.

The provision for income taxes for 2002 and 2001 differs from the amount computed using the federal statutory rate principally as the result of non-taxable increases in value of key man life insurance policies and non-deductible key man life insurance payments.

As of September 30, 2002, the Company had available state net operating loss carryforwards of approximately $690,000 which begin to expire in 2015.

9.     MAJOR CUSTOMERS

The Company has sales to major customers under various contracts which approximates the following percentages for the years ended September 30, as follows:

	2002	2001
Customer A	53%	51%
Customer B	9%	13%
Customer C	6%	10%

10.     CONTINGENCIES

Contractor disputes, indirect rate adjustments, and other claims may arise in connection with government contracts and subcontracts. A substantial portion of the Company’s sales are subject to subsequent audit and potential adjustment by the government. In the opinion of the Company’s management, a provision for potential government claims is not necessary.

11.     RELATED PARTY TRANSACTIONS

At September 30, 2002 and 2001, the Company had a note receivable in the amount of $580,118 and $662,037, respectively from a company owned primarily by an officer and stockholder of the Company. The note bears interest at 4.62% and is due in monthly principal and interest payments of $9,232 through February 1, 2008.

During the years ended September 30, 2002 and 2001, the Company made rental payments of $385,979 and $385,031, respectively, under a lease agreement to the same related party noted above. See Note 7.

12.     STOCK OPTIONS

In October 2000, the Company adopted a stock-based compensation plan for its employees. Under the plan, the Company is authorized to grant options for up to 200,000 shares of the Company’s common stock. The exercise price of each option is equal to the market price of the Company’s stock on the date of the grant. There was no compensation cost charged to operations during the years ended September 30, 2002 and 2001.

Options vest based on the valuation of a division of the Company. This valuation is based on the fair market value of the division as a stand alone company. In addition, the options become fully vested five years from the date of grant if at least 50% vesting has been achieved in accordance with the vesting schedule. Options are not exercisable until the plan has been in effect for two years and the option holder has been employed for two years.

As of September 30, 2002 no options have been exercised or have expired. The Company granted 40,000 stock options on October 1, 2000. These options expire on October 1, 2008 and have an exercise price per share of $29.87.

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” Accordingly, no compensation cost has been recognized for the stock option plan. There would have been no material effect on compensation cost for the Company’s stock option plan had the fair value at the grant date for awards in the year ended September 30, 2001 been determined consistent with the provisions of SFAS No. 123.

13.     SUBSEQUENT EVENTS

On August 29, 2003 100% of the Company’s outstanding stock was acquired by an unrelated company.

NATIONAL SYSTEMS & RESEARCH CO. & SUBSIDIARIES

INTERIM UNAUDITED CONSOLIDATED BALANCE SHEET
JULY 31, 2003

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,078,318
Accounts receivable
Billed	3,279,886
Unbilled	2,643,663
Prepaid expenses and other assets	150,066
Deferred income taxes	177,000

Total current assets	7,328,933

PROPERTY AND EQUIPMENT	106,903

OTHER ASSETS
Cash surrender value of life insurance policies	1,581,391
Retainages receivable	341,160
Related party note receivable	508,914
Deferred income taxes	185,045
Other	6,944

Total other assets	2,623,454

TOTAL	$10,059,293

NATIONAL SYSTEMS & RESEARCH CO. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
JULY 25, 2003

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	215,928
Accrued expenses	1,772,212

Total current liabilities	1,988,140
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, no par value — 1,000,000 shares authorized; 456,000 shares issued and outstanding	87,289
Retained earnings	7,983,864

Total stockholders’ equity	8,071,152

TOTAL	$10,059,293

NATIONAL SYSTEMS & RESEARCH CO. & SUBSIDIARIES

INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TEN MONTHS ENDED JULY 31, 2003 AND 2002

	2003	2002
REVENUES	$20,071,042	$22,938,940
COST OF REVENUES	19,787,695	22,609,569

INCOME FROM OPERATIONS	283,347	329,371
OTHER INCOME
Interest income	27,745	36,578

INCOME BEFORE INCOME TAXES	311,092	365,949
Provision for income taxes	98,616	146,380

NET INCOME	$212,476	$219,569

NATIONAL SYSTEMS & RESEARCH CO. & SUBSIDIARIES

INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TEN MONTHS ENDED JULY 31, 2003 AND 2002

	2003	2002
OPERATING ACTIVITIES
Net income	$212,476	$219,569
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	60,785	81,263
Changes in operating assets and liabilities:
Receivables, including retainage	2,184,133	(2,795,094)
Inventories	138,649	22,228
Accounts payable and accrued liabilities	(1,452,593)	1,226,827
Other operating assets and liabilities	16,289	3,871

Net cash provided by (used) in operating activities	1,159,739	(1,241,336)

INVESTING ACTIVITIES
Acquisitions of property and equipment	(36,512)	(29,846)
Payments received on related party note receivable	71,207	68,004
Increase in cash surrender value of life insurance policies	(116,116)	(83,333)

Net cash used in investing activities	(81,421)	(45,175)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,078,318	(1,286,511)
CASH AND CASH EQUIVALENTS, Beginning of year	—	1,286,511

CASH AND CASH EQUIVALENTS, End of year	$1,078,318	$—

(b) Pro forma financial information

The following unaudited pro forma condensed consolidated balance sheet as of July 31, 2003 is presented as if the transaction had occurred as of that date. The unaudited pro forma condensed consolidated statements of operations for the three months ended July 31, 2003 and the year ended April 30, 2003 are presented as if the transaction had occurred as of May 1, 2003 and May 1, 2002, respectively.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company’s pro forma results of operations and financial position in accordance with Article 11 of Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.

The pro forma condensed consolidated financial statements should be read in conjunction with the Company’s unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2003 and the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2003. The pro forma information may not necessarily be indicative of what the Company’s results of operations or financial position would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of the Company’s results of operations or financial position for any future period or date.

SCB COMPUTER TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JULY 31, 2003
(in thousands, except par value)

	Historical	Historical	Pro Forma		Pro Forma
	SCB	NSR	Adjustments		Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$115	$1,078	$—		$1,193
Accounts receivable, net of allowance for doubtful accounts	16,517	5,924	—		22,441
Prepaid expenses and other current assets	1,354	150	—		1,504
Refundable income taxes	594	—	—		594
Deferred income taxes	2,013	177	—		2,190

Total current assets	20,593	7,329	—		27,922
Fixed assets, net	10,929	107	—		11,036
Other long-term assets:
Intangible assets, net of accumulated amortization	9,568	7	7,711	(a)	17,286
Deferred income taxes - long-term	8,422	185	—		8,607
Other long-term assets	1,445	2,431	(2,064	)(b)	1,812

	19,435	2,623	5,647		27,705

TOTAL ASSETS	$50,957	$10,059	$5,647		$66,663

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,023	$216	$—		$2,239
Accrued expenses	6,909	1,772	—		8,681
Deferred revenue	471	—	—		471
Current portion of long-term debt	6,212	—	—		6,212

Total current liabilities	15,615	1,988	—		17,603
Long-term debt	13,861	—	12,018	(b)	25,879

Total liabilities	29,476	1,988	12,018		43,482
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock	251	87	(87	)(a)	260
			9	(b)
Treasury stock	(487)	—	—		(487)
Additional paid-in capital	40,806	—	1,691	(b)	42,497
Retained earnings (deficit)	(19,089)	7,984	(7,984	)(a)	(19,089)

Total shareholders’ equity	21,481	8,071	(6,371)		23,181

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$50,957	$10,059	$5,647		$66,663

See accompanying notes.

SCB COMPUTER TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED JULY 31, 2003
(in thousands, except earnings per share)

	Historical	Historical	Pro Forma		Pro Forma
	SCB	NSR	Adjustments		Consolidated

Revenue	$28,582	$5,928	$—		$34,510
Cost of services	21,447	5,029	—		26,476

Gross profit	7,135	899	—		8,034
Selling, general and administrative expenses	5,218	724	150	(c)
			(96	)(d)
			(31	)(e)	5,965

Income from operations	1,917	175	(23)		2,069
Interest expense, net	420	12	139	(f)	571
Other income	71	—	—		71

Income before income taxes	1,568	163	(162)		1,569
Income tax expense (benefit)	619	60	(64	)(g)
			4	(h)	619

Net income (loss)	$949	$103	$(102)		$950

Net income per share - basic	$0.04				$0.04

Net income per share - diluted	$0.04				$0.04

Weighted average number of common shares - basic	24,347		882	(i)	25,229

Weighted average number of common shares - diluted	25,039		882	(i)	25,921

See accompanying notes.

SCB COMPUTER TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED APRIL 30, 2003
(in thousands, except earnings per share)

	Historical	Historical	Pro Forma		Pro Forma
	SCB	NSR	Adjustments		Consolidated

Revenue	$90,547	$25,684	$—		$116,231
Cost of services	68,475	21,708	—		90,183

Gross profit	22,072	3,976	—		26,048
Selling, general and administrative expenses	18,032	2,576	600	(c)
			(520	)(d)
			(124	)(e)	20,564

Income from operations	4,040	1,400	44		5,484
Interest expense, net	868	(17)	555	(f)	1,406
Other income	298	—	—		298

Income before income taxes	3,470	1,417	(511)		4,376
Income tax expense (benefit)	665	524	(202	)(g)
Income tax expense (benefit)			36	(h)	1,023

Net income (loss)	$2,805	$893	$(345)		$3,353

Net income per share - basic	$0.11				$0.13

Net income per share - diluted	$0.11				$0.13

Weighted average number of common shares - basic	24,647		882	(i)	25,529

Weighted average number of common shares - diluted	24,949		882	(i)	25,831

See accompanying notes.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The accompanying pro forma condensed consolidated financial statements give effect to the following pro forma adjustments necessary to reflect the purchase of all the common stock of NSR as if the transaction occurred at the date indicated in the introduction:

(a)	Represents the preliminary purchase accounting entries required for NSR. These entries are subject to change as a result of the finalization of the valuation of assets and liabilities of NSR. The components of NSR’s initial purchase price allocation as of July 31, 2003 are as follows:

Current assets	$7,329
Non-current assets	2,730
Identifiable intangible assets	3,000
Current liabilities	(1,988)
Long-term liabilities	—

Net identifiable assets	11,071
Purchase price	15,782

Goodwill	$4,711

(b)	Represents the purchase price of $15,782, which consists of $14,082 in debt and $1,700 in SCB common stock. The debt was reduced by $2,064 immediately after the transaction closing date due to the sale of $2,064 in NSR assets.

(c)	Represents amortization expense for identifiable intangible assets based on the preliminary valuation of NSR’s assets and liabilities. Preliminarily, identifiable intangible assets of $3.0 million are being amortized over 60 months.

(d)	Represents the operating expenses for the former owner of NSR since he will no longer be an employee of SCB after the transaction closing date.

(e)	Represents the rent expense incurred by NSR in excess of market value.

(f)	Represents interest expense for $12,018 of the debt issued in connection with the purchase of NSR under SCB’s existing credit facilities and seller debt with interest rates of 3.6% and 6.0%, respectively. The $14,082 in debt issued at the transaction closing date was reduced by $2,064 due to the sale of specific NSR assets as noted in (b) above.

(g)	Represents the income tax benefit related to the pro forma adjustments above based on SCB’s historical effective tax rate of 39.5%.

(h)	Represents the additional income tax expense for NSR based on SCB’s historical tax rate of 39.5% less NSR’s historical tax rate of 37%.

(i)	Represents the 882,000 shares issued as part of the purchase price.

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2004
SCB COMPUTER TECHNOLOGY, INC.

	By:	/s/ Michael J. Boling

Michael J. Boling
Executive Vice President
and Chief Financial Officer

S-1

Exhibit
Number	Description of Exhibit

2	Stock Purchase Agreement dated as of September 4, 2003, by and among the Company, NSR, and Celestino Archuleta, Marcella E. Archuleta, Walter Claxton, Anthony T. Archuleta, and Maria C. Archuleta, who are the shareholders of NSR. Schedules and exhibits have been omitted from this filing. The Company will furnish, as supplementary information, a copy of the omitted material to the Securities and Exchange Commission upon request. *

23.1	Consent of Stockman, Kast, Ryan & Co.

* Incorporated by reference to exhibits to Current Report on Form 8-K filed on September 8, 2003.